UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2007
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3473 (Commission File Number)	95-0862768 (IRS Employer Identification No.)

300 Concord Plaza Drive San Antonio, Texas (Address of principal executive offices)	78216-6999 (Zip Code)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 1, 2007, the Compensation Committee of the Board of Directors of Tesoro Corporation (“Tesoro” or the “Company”) approved base salary increases effective February 4, 2007 and annual incentive bonus targets effective January 1, 2007 for the Company’s named executive officers (as defined in Item 402 (a) (3) of Regulation S-K) and certain other executive officers. In addition, the Compensation Committee on February 1, 2007 approved long-term incentive awards for the Company’s named executive officers and certain other key employees under the 2006 Long-Term Incentive Compensation Plan. The long-term incentive awards included stock options granted at an exercise price of $83.16 per share and restricted shares of our common stock. The awarded stock options and restricted shares vest ratably over a three-year period beginning in 2008. The following table summarizes the approved compensation for each of the Company’s named executive officers.

		Annual Incentive
		Bonus Target (% of		Shares of
Name/Title	Base Salary	Base Salary)	Stock Option Shares	Restricted Stock
Bruce A. Smith(a) Chairman of the Board of Directors, President and Chief Executive Officer	$1,200,000	120%	152,000	22,400
William J. Finnerty Executive Vice President and Chief Operating Officer	$754,000	100%	47,000	6,900
Gregory A. Wright Executive Vice President and Chief Financial Officer	$608,000	80%	35,000	5,200
Everett D. Lewis Executive Vice President, Strategy and Asset Management	$550,000	80%	35,000	5,200
J. William Haywood Senior Vice President, Refining	$400,000	60%	16,000	2,300

(a) Mr. Smith’s 2007 base salary remains unchanged from the previous year.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 5, 2007

TESORO CORPORATION
By:	/s/ GREGORY A. WRIGHT
Gregory A. Wright
Executive Vice President and Chief Financial Officer

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